Exhibit 99.3

Expedite 4, Inc. Completes Reverse Merger with Southern China Livestock
International Inc. and Closes $7.6 Million Financing

YINGTAN CITY, Jiangxi, China -- May 6, 2010

Expedite 4, Inc. (“Expedite 4” or the “Company”) today announced that in connection with the previously announced reverse merger, Expedite 4 raised $7,594,965 in an equity financing which closed on May 6, 2010 (the “Offering”). The private placement was priced at $10.00 per unit, with each unit consisting of two shares of common stock, and a warrant for the purchase of one share of common stock with an exercise price of $5.50 per share. The investor warrants are exercisable for a period of four years from the date of issuance.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), acted as lead placement agent and Newbridge Securities Corporation acted as co-placement agent in connection with the private placement.  Any inquires should be directed to Rodman & Renshaw, LLC, by telephone 212-430-1710 or email: info@rodm.com.

The Company completed a reverse merger with Southern China Livestock International, Inc. ("Southern China Livestock"), effective March 29, 2010, through which Expedite 4 acquired control of Southern China Livestock’s hog breeding business in the People's Republic of China (the "PRC" or "China"). The Company plans to change its name to Southern China Livestock International Inc. to better reflect its new business direction. The Company expects to use the net proceeds from the Offering for the acquisition of additional hog farms, funding of a new fertilizer production line, and general working capital.

Since the reverse merger, the Company has announced that its wholly owned Chinese subsidiary, Jiangxi Yingtan Huaxin Livestock Limited (“Jiangxi Huaxin”), has entered into two agreements to acquire additional hog farms.  The first is to acquire a total of 615 sows and 5,800 commercial hogs for $1.4 million. Jiangxi Huaxin also agreed to acquire for $100,000 the land use rights to the 25,000 square-meter tract of land located in Zhongtongshidu Village, Yujian County, Jiangxi Province on which the hogs are presently located and certain other assets.  The second is for the purchase of a total of 586 sows and 5,518 commercial hogs for $1.33 million. Jiangxi Huaxin also agreed to acquire for $100,000 the land use rights to the 25,000 square-meter tract of land located in Zhongtongshidu Village, Yujian County, Jiangxi Province on which the hogs are presently located and certain other assets.

“We are pleased to complete our first-ever external fundraising in the U.S. capital markets and would like to thank our new shareholders for their commitment to our Company,” the Company President and CEO Mr. Luping Pan stated. “Our plans include applying for a formal listing of our common shares on a major U.S. exchange during the coming year.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Expedite 4 has filed a Current Report on Form 8-K with the Securities and Exchange Commission describing in more detail the terms of the reverse merger and the private placement.

About Expedite 4, Inc.

Expedite 4, Inc., through its wholly owned subsidiary Southern China Livestock International, Inc. and related subsidiaries (the “Company”), is engaged in the business of breeding, raising and selling live hogs in the PRC.  The Company was established in 2005, through the merger of several hog farms and consequent acquisitions, each with more than ten years of operating history. The Company currently operates nine subsidiaries with 21 breeding farms and owns a total of approximately 90,000 hogs. The headquarters of the Company is located in southwest China in Yingtan City, Jiangxi province, and the hog breeding farms are located throughout Jiangxi province.

Safe Harbor StatementThis press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think”, “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates.

Contact:

Expedite 4, Inc.
Meng Qing Huan
+86 (138) 1071-5428